UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2025

SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39907	85-2097088
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

447 Sutter St., Suite 405 #542
San Francisco,	California		94108
(Address of principal executive offices)			(Zip Code)
(617) 300-0956
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each 20 warrants exercisable for one share of Common Stock at an exercise price of $230.00 per share	SONDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On June 17, 2025, Sonder Holdings Inc. (the “Company”) completed the integration of its properties with Marriott International, Inc. and Global Hospitality Licensing S.A.R.L. (collectively, “Marriott”) pursuant to the license agreement dated August 13, 2024 with Marriott. All of the Company’s properties are available for booking on Marriott’s digital channels and platform, including Marriott.com and the Marriott Bonvoy® mobile app, under the new “Sonder by Marriott Bonvoy” collection. Marriott Bonvoy members can earn and redeem points and enjoy elite benefits at all Sonder by Marriott Bonvoy properties. While the Company completes certain engineering and process improvements relating to this integration, the Company also has access to Marriott’s global sales and marketing capabilities and distribution platform.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.

Date: June 23, 2025	By:	/s/ Michael Hughes
	Name:	Michael Hughes
	Title:	Chief Financial Officer